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                                                                    EXHIBIT 99.1



(O'CHARLEY'S INC. LOGO)


NEWS RELEASE



CONTACT: Larry Hyatt
         Chief Financial Officer
         (615) 782-8818

              O'CHARLEY'S INC. TO ESTABLISH SHARED SERVICES CENTER
           BACK OFFICE CONSOLIDATION TO FURTHER ENHANCE MULTI-CONCEPT
                             SUPPORT INFRASTRUCTURE

NASHVILLE, Tenn. (June 13, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, announced today that as part of its previously disclosed financial systems conversion project, it plans to consolidate its financial and accounting operations and upgrade its accounting systems. Once the project is completed, all accounting and payroll activities currently performed at the Woburn, Massachusetts, offices of Ninety Nine Restaurant and Pub will be performed at a shared services center that will be established at the Company's offices in Nashville, Tennessee. The consolidation will include the elimination of approximately 18 to 20 positions from the Woburn office.

         John Grady, concept president of Ninety Nine Restaurant and Pub stated, "The establishment of the shared services center and consolidation of back office functions is a sound business decision as we integrate our concept and the O'Charley's Inc. corporate family. This transition will impact several long-term Ninety Nine employees in our accounting and finance teams. We appreciate these individuals' years of hard work and dedication, and we have made certain that they will be treated fairly during this transition. The new shared services center in Nashville will enable our management and restaurant co-workers to focus on what is most important to us - making sure our customers receive the great food and service they have come to expect from the Ninety Nine."

         The Company expects to recognize severance and other project-related expenses of approximately $0.01 to $0.02 per diluted share in the second quarter of 2005 and approximately $0.03 to $0.05 per diluted share during fiscal 2005 relating to the consolidation of accounting and payroll activities and for additional project-related expenses. These expenses were not reflected in the Company's guidance issued on May 11, 2005, for the second quarter of 2005 or the full fiscal year ending December 25, 2005.

         O'Charley's Inc. operates 226 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest, and has three franchised O'Charley's restaurants in Michigan and one joint venture O'Charley's restaurant in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant and Pub restaurants in 101 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.




            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500

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         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully complete its financial systems upgrade and consolidation project, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.





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